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                                                                    EXHIBIT 21.1

                                  SUBSIDIARIES

Concord Holding (BVI) Co., Ltd. - British Virgin Islands
Concord Semiconductor (Wuxi) Company - China
Dongguan Littelfuse Electronics Co., Ltd - China
Dongguan Wickmann Electrical Products Co. - China
H.I. Immobilien Management GmbH - Germany
H.I. Verwaltungs GmbH - Germany
Heinrich Industrie GmbH - Germany
LF Consorcio S. De R.L. de C.V. - Mexico
Littelfuse Concord Semiconductor, Inc. - Taiwan
Littelfuse da Amazonia, Ltda. - Brazil
Littelfuse do Brasil Ltda. - Brazil
Littelfuse Europe Holding, B.V. - Netherlands
Littelfuse Far East Pte Ltd. - Singapore
Littelfuse GmbH - Germany
Littelfuse GP, Inc. - Delaware
Littelfuse HK Limited - Hong Kong
Littelfuse Holding GmbH - Germany
Littelfuse I L.P. - Delaware
Littelfuse Ireland Development Co., Ltd. - Ireland
Littelfuse Ireland Holding Ltd. - Ireland
Littelfuse Ireland Limited - Ireland
Littelfuse KK - Japan
Littelfuse Phils, Inc. - Philippines
Littelfuse S&L, Inc. - Taiwan
Littelfuse Triad, Inc. - Korea
Littelfuse U.K. Ltd. - United Kingdom
Littelfuse, B.V. - Netherlands
Littelfuse, S.A. de C.V. - Mexico
Rempat Financial B.V. - Netherlands
Rempat Holding B.V. - Netherlands
SurgX Corporation - Delaware
Suzhou Littelfuse OVS Ltd. - China
Teccor de Mexico S.A. de. R.L. de C.V. - Mexico
Teccor Delaware, Inc. - Delaware
Teccor Electronics Mexico Holdings LLC - Delaware
Teccor Electronics, Inc. - Delaware
Wickmann Group, GmbH - Germany
Wickmann-Werke GmbH - Germany
Wilhelm PUDENZ GmbH - Germany